UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34464 (Commission File Number)	27-0659371 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950
Denver, CO (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 25, 2011, Resolute Energy Corporation (the “Company”) entered into employment agreements, effective as of April 1, 2011, with each of its officers, including its “named executive officers” for 2010, Messrs. Nicholas Sutton, Chief Executive Officer; James Piccone, President; Theodore Gazulis, Senior Vice President and Chief Financial Officer; Richard Betz, Senior Vice President, Strategy and Planning; and Bob Brady, Jr., Vice President, Operations. The following is a summary of the terms of the employment agreements for these named executive officers.
     The employment agreements for Messrs. Sutton, Piccone, Gazulis, Betz and Brady provide for the payment of an annual base salary, initially in the amounts of $520,000, $362,000, $310,000, $310,000 and $273,000, respectively, and annual short-term incentive payments (as a percent of base salary) upon the achievement of certain targets. Messrs. Sutton, Piccone, Gazulis, Betz and Brady’s initial target annual short-term incentive (“STI”) payment percentages are 100%, 85%, 70%, 70% and 50%, respectively. The agreements also provide for the issuance of annual grants of equity or equity related awards (valued as a percentage of base salary). In addition, each executive is entitled, during the term of his employment agreement, to receive such welfare benefits and other fringe benefits (including, but not limited to vacation, medical, dental, life insurance, 401(k) and other employee benefits and perquisites) as the Company may offer from time to time to similarly situated executive level employees, subject to applicable eligibility requirements. The employment agreements all have an initial term commencing effective as of April 1, 2011 and ending on December 31, 2011, with automatic additional one year term extensions (the “extended term”).
     If the executive’s employment is terminated (a) by the Company without “cause”, but in the absence of a “change in control”, (b) by the executive with “good reason” (in the case of Messrs. Sutton, Piccone, Gazulis and Betz), or (c) by the Company or by the executive upon his death or disability, the executive is entitled to receive, in addition to earned but unpaid compensation, bonus payments, employee benefits and business expense reimbursements (the “Accrued Payments”), (i) payment of an amount equal to the equivalent of a number of months of his base salary as of the date of termination (ii) payment of an amount equal to a multiple of the executive’s target STI payment, (iii) payment of an amount equal to a pro-rata portion of the target STI payment that executive would have been entitled to for the calendar year of termination (a “Pro Rata Bonus”), and (iv) reimbursement on a monthly basis of premiums for payments for COBRA health care coverage for 18 months (the payments described in (i) through (iv) are collectively referred to as the “Severance Payments”). The terms “cause”, “change in control” and “good reason” have the definitions set forth in the employment agreements. For subpart (i), the number of months will be 24 for Mr. Sutton, 21 for Mr. Piccone, 18 for Messrs. Gazulis and Betz and 12 for Mr. Brady. The multiple in subpart (ii) will be 2x for Mr. Sutton, 1.75x for Mr. Piccone, 1.5x for Messrs. Gazulis and Betz and 1x for Mr. Brady.
     If the executive’s employment is terminated by the Company without cause, or by the executive with good reason, within six months prior to the occurrence of a change in control or within two years following a change in control, he is entitled to receive, in addition to Accrued Payments, (i) an amount equal to a multiple of the sum of (a) the executive’s annual base salary as of the termination date, or, if greater, as of the date of the change in control, plus (b) his target STI payment, calculated based on his annual base salary as of the termination date, or, if greater, as of the date of the change in control, (ii) payment of the Pro-Rata Bonus, and (iii) reimbursement on a monthly basis of premiums for payments for COBRA health care coverage for 18 months (the payments described in (i) through (iii) are collectively referred to as the “Change in Control Severance Payments”). The multiple in subpart (i) will be 3x for Mr. Sutton, 2.5x for Mr. Piccone, 2x for Messrs. Gazulis and Betz and 1.5x for Mr. Brady.

     In addition, upon a change in control, any performance-based equity awards held by the executive will vest to the extent that the stock price target or other performance thresholds applicable to such awards are met in the change in control transaction, as determined by the Board in its reasonable discretion. Any performance-based equity awards held by the executive that are not vested under the preceding sentence will be automatically converted to time-based equity awards in equal one-third proportions and the vesting of those awards will be amended such that those awards shall vest over the executive’s next three regularly scheduled vesting dates. Any remaining equity awards that remain unvested will vest on the established vesting date of such award, provided however, that in the event of a termination of the executive’s employment by the Company (or its successor) for any reason other than for cause, or a termination of his employment by the executive for good reason, within two years following a change in control, such unvested equity awards will immediately and automatically vest in full and, in the case of options or other exercisable equity awards, will remain exercisable for two years following such termination of employment.
     In addition, if the executive’s employment is terminated (i) by the Company for any reason other than for cause or (ii) by the executive for good reason within the six months prior to the occurrence of a change in control, then the executive will be treated for purposes of the vesting of equity awards as if he continued to be employed through the date of the change in control and the termination of his employment occurred immediately following the change in control.
     The timing and amount of any Severance Payments or Change in Control Severance Payments to the executive may be modified to comply with, and to avoid additional taxes or interest under, Section 409A of the Internal Revenue Code of 1986, as amended.
     The agreements contain confidentiality and non-compete provisions substantially similar to existing agreements; provided that the non-compete period for each of Messrs. Sutton, Piccone, Gazulis and Betz is 24 months and the period for Mr. Brady is 18 months.
     The above description of the employment agreements is qualified in its entirety by the complete copies of the employment agreements attached as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Employment Agreement, effective as of April 1, 2011, by and between the Company and Nicholas J. Sutton
Exhibit 10.2	Employment Agreement, effective as of April 1, 2011, by and between the Company and James M. Piccone
Exhibit 10.3	Employment Agreement, effective as of April 1, 2011, by and between the Company and Theodore Gazulis
Exhibit 10.4	Employment Agreement, effective as of April 1, 2011, by and between the Company and Richard F. Betz
Exhibit 10.5	Employment Agreement, effective as of April 1, 2011, by and between the Company and Bobby D. Brady, Jr.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2011

RESOLUTE ENERGY CORPORATION
By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, effective as of April 1, 2011, by and between the Company and Nicholas J. Sutton
Exhibit 10.2	Employment Agreement, effective as of April 1, 2011, by and between the Company and James M. Piccone
Exhibit 10.3	Employment Agreement, effective as of April 1, 2011, by and between the Company and Theodore Gazulis
Exhibit 10.4	Employment Agreement, effective as of April 1, 2011, by and between the Company and Richard F. Betz
Exhibit 10.5	Employment Agreement, effective as of April 1, 2011, by and between the Company and Bobby D. Brady, Jr.